1 Contacts: Brian Lewbart 410.345.2242 Bill Benintende 410.345.3482 Heather McDonold 410.345.6617 Kylie Muratore 410.345.2533 T. ROWE PRICE GROUP REPORTS FOURTH QUARTER AND ANNUAL 2013 RESULTS Assets Under Management Increase to $692.4 billion BALTIMORE (January 28, 2014) - T. Rowe Price Group, Inc. (NASDAQ-GS: TROW) today reported its 2013 fourth quarter results, including net revenues of $929.8 million, net income of $287.7 million, and diluted earnings per common share of $1.06. On a comparable basis, net revenues were $787.3 million, net income was $232.0 million, and diluted earnings per common share was $.88 in the fourth quarter of 2012. Investment advisory revenues for the fourth quarter of 2013 were $811.7 million, up $134.1 million from the comparable 2012 period, as average assets under management increased $101.2 billion, or 18%. During the fourth quarter of 2013, market appreciation and income of $45.1 billion and net cash inflows of $0.1 billion lifted assets under management to a record $692.4 billion at December 31, 2013. Annual results for 2013 include net revenues of nearly $3.5 billion, net income of $1.0 billion, and diluted earnings per share of $3.90, an increase of 16% from the $3.36 per share earned in 2012. Year-end assets under management of $692.4 billion increased $115.6 billion from the end of 2012, including $127.6 billion from market appreciation and income, reduced by net cash outflows of $12.0 billion during 2013. Net cash inflows of $10.2 billion into the mutual funds were more than offset by net cash outflows of $22.2 billion from other investment portfolios. The vast majority of these net outflows from our other investment portfolios were concentrated among several large institutional clients outside the U.S. and intermediary clients that changed their investment objectives, repositioned their strategy allocations, or experienced investment performance challenges within their portfolio. From an investment performance standpoint, 76% of the T. Rowe Price mutual funds across their share classes outperformed their comparable Lipper averages on a total return basis for the three- year period ended December 31, 2013, 77% outperformed for the five-year period, 82% outperformed for the 10-year period, and 71% outperformed for the one-year period. In addition, T. Rowe Price stock, bond and blended asset funds that ended the quarter with an overall rating of four or five stars from Morningstar account for 78% of the firm’s rated funds’ assets under management. The performance of our institutional strategies against their benchmarks was substantially similar. The firm’s target-date retirement funds continue to deliver very attractive

2 long-term performance, with 100% of these funds outperforming their comparable Lipper averages on a total return basis for the three- and five-year periods ended December 31, 2013. Financial Highlights Investment advisory revenues earned in the fourth quarter of 2013 from the T. Rowe Price mutual funds distributed in the United States were $574.8 million, an increase of 22% from the comparable 2012 quarter. Average mutual fund assets under management in the fourth quarter of 2013 were $420.7 billion, an increase of 23% from the average in the fourth quarter of 2012. Money market advisory fees voluntarily waived by the firm to maintain positive yields for investors in the fourth quarter of 2013 were $14.4 million, an increase of $4.9 million from the comparable 2012 quarter. During 2013, the firm waived $51.2 million in such fees compared with $35.0 million in 2012. The firm expects that these fee waivers will continue in 2014. Mutual fund assets increased $31.5 billion during the fourth quarter of 2013 and ended the year at $435.3 billion. Investors added net inflows of $3.8 billion, substantially all of which originated in our target-date retirement funds. Market appreciation and income added $27.7 billion to assets under management during the quarter. Investment advisory revenues earned in the fourth quarter of 2013 from the other investment portfolios were $236.9 million, an increase of $31.3 million from the comparable 2012 quarter. Average assets under management increased $23.5 billion, or 10%, from the average in the fourth quarter of 2012 to $251.5 billion. Ending assets under management in these portfolios increased $13.7 billion during the fourth quarter of 2013 to $257.1 billion at December 31, 2013. Market appreciation and income of $17.4 billion was partially offset by net cash outflows of $3.7 billion during the fourth quarter of 2013. The net cash outflows were primarily a result of a change in investment objective or repositioning of strategy allocations by certain institutional and intermediary clients. Investors domiciled outside the United States accounted for 6.5% of the firm’s assets under management at December 31, 2013. Assets under management at December 31, 2013, in the firm’s target-date retirement portfolios totaled $121.2 billion, including $105.1 billion in target-date retirement funds and $16.1 billion in target-date retirement trusts. The mutual funds’ and other portfolios’ net cash flows in the fourth quarter of 2013 include $4.0 billion in net inflows that originated in the firm’s target-date retirement funds and trusts. Operating expenses were $489.7 million in the fourth quarter of 2013, up $63.6 million from the 2012 fourth quarter. Compensation and related costs accounted for $36.6 million of the increase and is primarily attributable to higher salaries and benefits, bonus compensation, and stock-based

3 compensation. The firm has increased its average staff size by 5.2% from the fourth quarter of 2012. At December 31, 2013, the firm employed 5,668 associates, an increase of 5.5% from the beginning of the year. Occupancy and facility costs, together with depreciation and amortization expense, were $59.9 million in the fourth quarter of 2013, up $6.4 million compared to the fourth quarter of 2012. More than a third of the increase is attributable to the opening of two new buildings located at the firm’s Owings Mills, Md., campus. The increase also includes the added costs to expand the firm’s international facilities as well as to continue enhancing its technology capabilities, including related maintenance programs. Other operating expenses in the fourth quarter of 2013 were up $11.9 million from the comparable 2012 quarter as increased business demands and the firm’s continued investment in its capabilities have increased costs. These costs include consulting and professional fees, information and other third-party service costs, and costs related to the firm’s defined contribution recordkeeping business. Net non-operating investment income in the fourth quarter of 2013 of $31.7 million increased $14.8 million from the 2012 quarter, including $8.9 million in larger year-end dividends, including capital gain distributions, from the firm’s mutual fund investments. The balance of the change is primarily attributable to higher gains recognized from the firm’s other investment holdings in the fourth quarter of 2013. The firm’s effective tax rate for the fourth quarter of 2013 is 39.0%, slightly higher than the 38.4% effective tax rate for the year 2013. The firm currently estimates that its effective rate for 2014 will be 38.4%. T. Rowe Price remains debt-free with ample liquidity, including cash and sponsored portfolio investment holdings of $3.0 billion at December 31, 2103. The firm currently expects total capital expenditures for property and equipment for 2014 to be approximately $145 million, which will be funded from operating resources. Management Commentary James A.C. Kennedy, the company’s chief executive officer and president, commented: “As 2013 progressed, confidence in the global growth outlook for the developed economies improved, largely spurred by continued monetary stimulus and with no immediate threat from inflation. There is now greater faith in the stability of growth in the U.S., and in the recovery in Europe from their debt crisis and recession. Plus, there is greater hope for the return to growth in

4 Japan, thanks to the policies of Prime Minister Shinzo Abe. Developed market equities in fact performed very strongly, led by the U.S. S&P 500, up 32%, and the tech heavy NASDAQ, up 38%. Europe and Japan equity indices, in U.S. dollar terms, ended the year up 26% and 27%, respectively. The MSCI Emerging Markets Index, by contrast, fell by 2% during the year, weighed down by growing uncertainties in China, slowed growth, rising inflation, and concern about the impact of central government monetary tightening. Similarly, performance of the fixed income indices was mostly skewed to the negative because of rising long-term interest rates and the Fed’s signaling that they would begin tapering their monetary stimulus. Once again, the high yield markets did very well, reflecting the ongoing strength of corporate issuers. “As we look forward, corporate fundamentals remain generally strong, consumer and business confidence is higher, and the drag from fiscal policies in the U.S. and Europe ought to decrease. Global economic growth has stabilized, albeit at a rate lower than is typical this late in the economic cycle. Long-term interest rates will continue to rise, and the Fed will likely use a measured pace to normalize its policies. Valuations in the equity markets are no longer at a discount, but seem reasonable given the macro environment. Return expectations in both the equity and fixed income markets ought to be generally more subdued relative to previous years; nevertheless, we continue to see attractive investment opportunities. “Our record level of assets under management and operating results are primarily the result of the quality work performed over the past year and past decade by T. Rowe Price associates on behalf of our clients. A large majority of our portfolios have outperformed over most time periods, our clients are generally very pleased with our service, and our financial position has never been stronger. In spite of these overall favorable facts, we did experience uncharacteristic net outflows from clients this year, and we had an increase in the normally very low turnover of our investment professionals. We have taken active steps on both of these fronts, to broaden and deepen our distribution capabilities, especially outside of the U.S., and to reinvigorate our efforts to retain our talent across the firm. Our business is very competitive but our positioning is strong and we are confident in our abilities to continue to add significant value for our clients over time.” Other Matters The financial results presented in this release are unaudited. KPMG LLP is currently completing its audits of the firm’s 2013 consolidated financial statements and internal controls over financial reporting at December 31, 2013. The firm expects that KPMG will complete its work in early February and that it will then file its Form 10-K Annual Report for 2013 with the U.S. Securities and Exchange Commission. The Form 10-K will include additional information, including the

5 firm’s audited consolidated financial statements, management’s report on internal controls over financial reporting at December 31, 2013, and the reports of KPMG. Certain statements in this press release may represent “forward-looking information,” including information relating to anticipated changes in revenues, net income and earnings per common share, anticipated changes in the amount and composition of assets under management, anticipated expense levels, estimated tax rates, and expectations regarding financial results, future transactions, investments, capital expenditures, and other market conditions. For a discussion concerning risks and other factors that could affect future results, see the firm’s 2012 Form 10-K and 2013 Form 10-Q reports. Founded in 1937, Baltimore-based T. Rowe Price (troweprice.com) is a global investment management organization that provides a broad array of mutual funds, subadvisory services, and separate account management for individual and institutional investors, retirement plans, and financial intermediaries. The organization also offers a variety of sophisticated investment planning and guidance tools. T. Rowe Price’s disciplined, risk-aware investment approach focuses on diversification, style consistency, and fundamental research.

6 UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in millions, except per-share amounts) Three months ended Year ended Revenues 12/31/2012 12/31/2013 12/31/2012 12/31/2013 Investment advisory fees $ 677.6 $ 811.7 $ 2,592.0 $ 3,022.6 Administrative fees 83.6 85.6 332.6 343.7 Distribution and servicing fees 25.8 32.4 96.1 117.2 Net revenue of savings bank subsidiary .3 .1 1.8 .7 Net revenues 787.3 929.8 3,022.5 3,484.2 Operating expenses Compensation and related costs 261.6 298.2 1,047.6 1,156.9 Advertising and promotion 26.7 28.8 89.8 88.7 Distribution and servicing costs 25.8 32.4 96.1 117.2 Depreciation and amortization of property and equipment 21.3 25.1 80.9 90.6 Occupancy and facility costs 32.2 34.8 124.7 135.8 Other operating expenses 58.5 70.4 219.1 257.6 Total operating expenses 426.1 489.7 1,658.2 1,846.8 Net operating income 361.2 440.1 1,364.3 1,637.4 Non-operating investment income 16.9 31.7 70.8 63.0 Income before income taxes 378.1 471.8 1,435.1 1,700.4 Provision for income taxes 146.1 184.1 551.5 652.7 Net income $ 232.0 $ 287.7 $ 883.6 $ 1,047.7 Net income allocated to common stockholders Net income $ 232.0 $ 287.7 $ 883.6 $ 1,047.7 Less: net income allocated to outstanding restricted stock and stock unit holders (2.1) (2.9) (5.5) (9.3) Net income allocated to common stockholders $ 229.9 $ 284.8 $ 878.1 $ 1,038.4 Earnings per share on common stock Basic $ .90 $ 1.10 $ 3.47 $ 4.02 Diluted $ .88 $ 1.06 $ 3.36 $ 3.90 Dividends declared per share, including $1.00 per share special dividend paid on December 28, 2012 $ 1.34 $ .38 $ 2.36 $ 1.52 Weighted-average common shares Outstanding 254.2 259.2 253.4 258.3 Outstanding assuming dilution 262.0 267.6 261.0 266.3

Investment Advisory Revenues (in millions)	Three months ended		Year ended	
	12/31/2012	12/31/2013	12/31/2012	12/31/2013
Sponsored mutual funds in the U.S.				
Stock and blended asset	$ 378.0	$ 483.4	$ 1,437.6	$ 1,759.7
Bond and money market	94.0	91.4	352.7	366.4
	472.0	574.8	1,790.3	2,126.1
Other portfolios				
Stock and blended asset	163.0	197.5	635.1	735.6
Bond, money market, and stable value	42.6	39.4	166.6	160.9
	205.6	236.9	801.7	896.5
Total	$ 677.6	$ 811.7	$ 2,592.0	$ 3,022.6

Average Assets Under Management (in billions)	Three months ended		Year ended	
	12/31/2012	12/31/2013	12/31/2012	12/31/2013
Sponsored mutual funds in the U.S.				
Stock and blended asset	$ 253.0	$ 327.7	$ 241.6	$ 299.1
Bond and money market	90.0	93.0	85.0	92.1
	343.0	420.7	326.6	391.2
Other portfolios				
Stock and blended asset	161.6	189.2	158.0	179.3
Bond, money market, and stable value	66.4	62.3	64.8	63.3
	228.0	251.5	222.8	242.6
Total	$ 571.0	$ 672.2	$ 549.4	$ 633.8

Assets Under Management (in billions)	As of	
	12/31/2012	12/31/2013
Sponsored mutual funds in the U.S.		
Stock and blended asset	$ 256.9	$ 341.7
Bond and money market	90.0	93.6
	346.9	435.3
Other portfolios		
Stock and blended asset	164.2	195.3
Bond, money market, and stable value	65.7	61.8
	229.9	257.1
Total	$ 576.8	$ 692.4
Stock and blended asset portfolios	$ 421.1	$ 537.0
Fixed income portfolios	155.7	155.4
Total	$ 576.8	$ 692.4

Condensed Consolidated Cash Flows Information (in millions)	Year ended	
	12/31/2012	12/31/2013
Cash provided by operating activities, including $114.6 of stock-based compensation in 2013	$ 902.8	$ 1,233.2
Cash used in investing activities, including ($105.8) for additions to property and equipment and ($340.5) for net sponsored fund investments in 2013	(310.1)	(437.5)
Cash used in financing activities, including dividends paid of ($396.7) in 2013	(611.5)	(276.8)
Net change in cash during the period	$ (18.8)	$ 518.9

Condensed Consolidated Balance Sheet Information (in millions)	12/31/2012	12/31/2013
Cash and cash equivalents	$ 879.1	$ 1,398.0
Accounts receivable and accrued revenue	353.9	398.8
Investments in sponsored funds	1,140.1	1,611.9
Property and equipment	561.0	572.9
Goodwill	665.7	665.7
Debt securities held by savings bank subsidiary, other investments and other assets	603.0	385.8
Total assets	4,202.8	5,033.1
Total liabilities	356.7	215.0
Stockholders' equity, 262,073,000 common shares outstanding in 2013, including net unrealized holding gains of $216.3 in 2013	$ 3,846.1	$ 4,818.1

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